UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) or (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

MATTHEWS INTERNATIONAL FUNDS

(Exact name of registrant as specified in its charter)

State of Delaware	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

Four Embarcadero Center, Suite 550

San Francisco, CA 94111

(Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be Registered	Exchange	I.R.S. Employer Identification Number
Matthews Emerging Markets Discovery Active ETF	The Nasdaq Stock Market LLC	93-4164149
Matthews China Discovery Active ETF	The Nasdaq Stock Market LLC	93-4170225

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates: 033-78960

Securities to be registered pursuant to Section 12(g) of the Exchange Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

A description of the shares of beneficial interest, $0.001 par value, of each of the Matthews Emerging Markets Discovery Active ETF and Matthews China Discovery Active ETF, each a series of Matthews International Funds (the “Trust”) to be registered hereunder, is set forth in Post-Effective Amendment No. 111 to the Trust’s Registration Statement on Form N-1A (Commission File Nos. 033-78960; 811-08510) filed on December 26, 2023, which description is incorporated herein by reference as filed with the Securities and Exchange Commission. Any form of amendment or supplement to the registration statement that is subsequently filed is hereby also incorporated by reference herein. The Registrant has applied for the listing on The Nasdaq Stock Market LLC of the shares of each named series of the Trust to be registered under this Form N-8A. That listing is subject to approval by The Nasdaq Stock Market LLC.

Item 2.	Exhibits.

1. The Trust’s Trust Instrument and Certificate of Trust is included as Exhibit (a)(1) to the Trust’s amended Registration Statement on Form N-1A (File Nos. 033-78960; 811-8510), as filed with the Securities and Exchange Commission on December  26, 1996.

2. The Trust’s By-Laws are included as Exhibit (b) to the Trust’s amended Registration Statement on Form N-1A (File Nos. 033-78960; 811-8510), as filed with the Securities and Exchange Commission on December  26, 1996.

3. The Trust’s Articles II and VII of the Trust Instrument are included as Exhibit (c) to the Trust’s amended Registration Statement on Form N-1A (File Nos. 033-78960; 811-8510), as filed with the Securities and Exchange Commission on December 26, 1996.

4. Amendment No. 1 to Trust Instrument is included as Exhibit (a)(2) to Post-Effective Amendment No.  97 to the Trust’s Registration Statement on Form N-1A (File Nos. 033-78960; 811-8510), as filed with the Securities and Exchange Commission on June 30, 2022.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized, as of this 9th day of January, 2024.

MATTHEWS INTERNATIONAL FUNDS

By:	/s/ James Cooper Abbott
Name:	James Cooper Abbott
Title:	President and Principal Executive Officer